Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 01/31/16)

Net asset value per share	$16.43
Market price	$14.48
Premium/discount	-11.87%
Total net assets	$ 135.11 m
Market cap	$ 119.09 m

Fund statistics

Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes

Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 01/31/16)

Cumulative performance*						(as at 01/31/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-1.9	-5.5	-1.9	-8.9	5.5	-6.1	40.7
Market Price	-1.0	-5.7	-1.0	-10.1	1.2	-10.4	24.0
TSE Index	-4.5	-8.0	-4.5	-18.4	-8.8	-23.0	18.7
TAIEX Total Return IndexA	-4.5	-8.0	-4.5	-15.2	0.6	-8.4	71.1
MSCI Taiwan Index	-4.6	-8.5	-4.6	-16.6	0.2	-10.1	36.8

Rolling 12 month performance*				(as at 01/31/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	-8.9	1.7	13.9	5.5	-15.6
Market Price	-10.1	0.8	11.7	8.5	-18.4
TSE Index	-18.4	6.4	5.1	4.6	-19.3
TAIEX Total Return IndexA	-15.2	9.6	8.2	8.6	-16.1
MSCI Taiwan Index	-16.6	14.3	5.2	7.3	-16.5

Top 10 holdings	(as at 01/31/16)

Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.3
Hon Hai Precision Industry Co., Ltd.	4.1
Tung Thih Electronic Co., Ltd.	4.1
Eclat Textile Co., Ltd.	4.1
Hota Industrial Manufacturing Co., Ltd.	3.9
Largan Precision Co., Ltd.	3.5
Yeong Guan Energy Technology Group Co., Ltd.	3.4
Ennoconn Corp.	3.4
Uni-President Enterprises Corp.	3.0
Advanced Semiconductor Engneering, Inc.	2.8

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.5%	-1.5%
Biotechnology & Medical Care	0.9%	1.0%	-0.1%
Building Material & Construction	0.0%	1.5%	-1.5%
Cement	0.0%	0.9%	-0.9%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	1.9%	7.0%	-5.1%
Computer & Peripheral Equipment	6.4%	6.2%	0.2%
Electric & Machinery	13.3%	1.9%	11.4%
Electrical & Cable	0.0%	0.2%	-0.2%
Electronic Parts & Components	3.7%	4.5%	-0.8%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	1.6%	13.0%	-11.4%
Foods	3.0%	2.2%	0.8%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.8%	-1.8%
Oil, Gas & Electricity	0.4%	3.5%	-3.1%
Optoelectronic	4.9%	3.9%	1.0%
Other	7.3%	3.5%	3.8%
Other Electronic	14.1%	7.3%	6.8%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	3.8%	6.5%	-2.7%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	25.0%	23.8%	1.2%
Shipping & Transportation	1.4%	1.6%	-0.2%
Textiles	7.6%	2.2%	5.4%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.7%	1.7%	1.0%
Cash	2.0%	0.0%	2.0%
Overall Total	100.0%	100.0%	0.0%

Review

The TAIEX Index fell sharply in January by 2.3% in local terms, which was the third-worst start to any year in history. The market was unnerved by turmoil in the global markets, along with plummeting oil prices, further devaluation of the RMB in China and a plunge in the China equity markets after the introduction and subsequent suspension of a circuit-breaker system within the first week. Towards the end of the month, short covering and window dressing before Chinese New Year helped to reclaim some lost ground. In January, Taiwan elected its first female president, Tsai Ing Wen, and the Democratic Progressive Party took the majority in the Legislature Yuan for the first time.

Positioning and Contributors

Selective auto parts companies in the electric & machinery and other electronic sectors, along with textile players, were the major contributors in January, reflecting our view on the growth of consumer discretionary companies. In the technology space, we focus on companies related to cloud, the Internet of Things and renewable energy. We remain underweight in the telecommunications, materials, and financials sectors.

Outlook

The Taiwan market will likely encounter some headwinds in the first half of 2016. Both economic growth and corporate earnings could face a tough base for comparison, given the weak macro environment and the muted iPhone shipment growth on a year-over-year basis. While the Democratic Progressive Party victory was largely expected, its majority in the Legislative Yuan was a surprise. We do not expect to see any major change in the cross-Strait policy as the Democratic Progressive Party has so far maintained the status quo. Thus, the market will likely turn its focus back to the companies with solid fundamentals and long-term growth opportunities, as overall market valuations remains attractive.

Full portfolio holdings		(as at 01/31/16)

Holding	Market Value USD	Fund %
Semiconductor	33,825,775	25.0%
Taiwan Semiconductor Manufacturing Co., Ltd.	12,555,261	9.3%
Advanced Semiconductor Engineering, Inc.	3,801,597	2.8%
MediaTek, Inc.	2,445,714	1.8%
Realtek Semiconductor Corp.	2,314,931	1.7%
ASPEED Technology, Inc.	2,045,468	1.5%
United Microelectronics Corp. Ltd.	1,870,212	1.4%
Novatek Microelectronics Corp. Ltd.	1,680,630	1.3%
Win Semiconductors Corp.	1,544,051	1.1%
Silergy Corp.	1,360,630	1.0%
Silicon Motion Technology Corp.	1,181,420	0.9%
Siliconware Precision Industries Co.	1,171,774	0.9%
Sino-American Silicon Products, Inc.	996,301	0.7%
CHIPBOND Technology Corp.	857,786	0.6%
Other Electronic	19,010,532	14.1%
Hon Hai Precision Industry Co., Ltd.	5,565,596	4.1%
Tung Thih Electronic Co., Ltd	5,560,660	4.1%
Catcher Technology Co., Ltd.	3,681,710	2.7%
Voltronic Power Technology Corp.	1,720,142	1.3%
Bizlink Holding, Inc.	1,416,657	1.1%
Sporton International, Inc.	1,065,767	0.8%
Electric & Machinery	17,972,141	13.3%
Hota Industrial Manufacturing Co., Ltd.	5,240,585	3.9%
Yeong Guan Energy Technology Group Co., Ltd.	4,637,878	3.4%
Iron Force Industrial Co., Ltd.	2,825,837	2.1%
Macauto Industrial Co., Ltd.	2,113,116	1.6%
Airtac International Group	2,069,291	1.5%
Cub Elecparts, Inc.	595,708	0.4%
Sumeeko Industries Co., Ltd.	489,726	0.4%
Textiles	10,320,702	7.6%
Eclat Textile Co., Ltd.	5,515,861	4.1%
Toung Loong Textile Manufacturing Co., Ltd.	2,426,997	1.8%
Makalot Industrial Co., Ltd.	2,377,844	1.7%
Other	9,805,328	7.3%
Taiwan Paiho Ltd.	2,407,427	1.8%
Pou Chen Corp.	2,117,186	1.6%
Giant Manufacturing Co., Ltd.	1,530,619	1.2%
Nan Liu Enterprise Co., Ltd.	1,394,465	1.0%
KMC Kuei Meng International, Inc.	989,167	0.7%
Sunspring Metal Corp.	976,693	0.7%
Feng TAY Enterprise Co., Ltd.	389,771	0.3%
Computer & Peripheral Equipment	8,686,419	6.4%
Ennoconn Corp.	4,542,542	3.3%
Inventec Co., Ltd.	2,111,406	1.6%
Advantech Co., Ltd.	1,000,315	0.7%
Pegatron Corp.	541,459	0.4%
Posiflex Technology, Inc.	490,697	0.4%

Full portfolio holdings (cont'd)

Holding	Market Value USD	Fund %
Optoelectronic	6,575,900	4.9%
Largan Precision Co., Ltd.	4,773,154	3.5%
Motech Industries, Inc.	671,190	0.5%
Innolux Corp.	588,924	0.5%
Gigasolar Materials Corp.	542,632	0.4%
Plastics	5,115,213	3.8%
Nan Ya Plastics Corp.	1,832,609	1.4%
Formosa Plastics Corp.	1,757,690	1.3%
Formosa Chemicals & Fibre Corp.	1,524,914	1.1%
Electronic Parts & Components	4,981,496	3.7%
King Slide Works Co., Ltd.	2,821,657	2.1%
Delta Electronics, Inc.	2,159,839	1.6%
Foods	4,068,743	3.0%
Uni-President Enterprises Corp.	4,068,743	3.0%
Trading & Consumers' Goods	3,658,287	2.7%
President Chain Store Corp.	1,527,529	1.1%
Poya Co., Ltd.	1,503,716	1.1%
Taiwan FamilyMart Co., Ltd.	627,042	0.5%
Communications & Internet	2,528,932	1.9%
Wistron NeWeb Corp.	2,528,932	1.9%
Financial & Insurance	2,118,648	1.6%
Cathay Financial Holding Co., Ltd.	1,826,360	1.4%
CTBC Financial Holding Co., Ltd.	292,288	0.2%
Shipping & Transportation	1,953,095	1.4%
Eva Airways Corp.	981,217	0.7%
China Airlines Ltd.	971,878	0.7%
Biotechnology & Medical Care	1,159,640	0.9%
Grape King Bio Ltd.	1,159,640	0.9%
Oil, Gas & Electricity	602,625	0.4%
Formosa Petrochemical Corp.	602,625	0.4%
Cash	2,731,344	2.0%
Grand Total	135,114,820	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the ''Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.